UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2008

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2008, the Compensation Committee of the Board of Directors of Active Power, Inc. (the “Company”) approved the execution by the Company of written severance agreements (the “Severance Agreements”) with James A. Clishem, the Company’s Chief Executive Officer and President, and John K. Penver, the Company’s Chief Financial Officer. The Severance Agreements supersede the oral agreements between the Company and each executive related to severance.

Mr. Clishem’s Severance Agreement provides that if his employment is terminated for reasons other than cause, as defined therein, or by Mr. Clishem for good reason, as defined therein, then: (i) he shall be entitled to receive continued severance pay equal to twelve months of his base salary payable over such period, as well as reimbursement of health benefits during such period, (ii) the vesting under all unvested options would be accelerated by twelve months and (iii) he would be entitled to all or a pro-rated portion of the bonus under the Company’s management incentive program for the year of such severance based on the pro rata achievement of those corporate or individual objectives that are measured over a period of time, and the actual achievement of such objectives based on the occurrence of a specific event. Mr. Clishem’s Severance Agreement further provides that Mr. Clishem shall be subject to a covenant not to compete during his employment with the Company and for a period of up to twelve months following his employment.

Mr. Penver’s Severance Agreement provides that if his employment is terminated for reasons other than cause, as defined therein, or by Mr. Penver for good reason, as defined therein, then: (i) he shall be entitled to receive continued severance pay equal to nine months of his base salary payable over such period, as well as reimbursement of health benefits during such period, (ii) the vesting under all unvested options would be accelerated by nine months and (iii) he would be entitled to all or a pro-rated portion of the bonus under the Company’s management incentive program for the year of such severance based on the pro rata achievement of those corporate or individual objectives that are measured over a period of time, and the actual achievement of such objectives based on the occurrence of a specific event. Mr. Penver’s Severance Agreement further provides that Mr. Penver shall be subject to a covenant not to compete during his employment with the Company and for a period of up to nine months following his employment.

Each of the Severance Agreements also provides that if within twelve months following a change in control (as defined in the Company’s 2000 Stock Incentive Plan) the executive officer’s employment is terminated for reasons other than cause, or by the executive for good reason, then any unvested options or shares of restricted stock held by the executive officer on the date of such change in control would accelerate and vest in full as of the date of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: November 3, 2008	By:	/s/ John Penver
John Penver
Chief Financial Officer